UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 23, 2010

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.04	Temporary suspension of trading under employee benefit plans.

On August 23, 2010, Cameron International Corporation (the “Company”) sent a notice to its directors and executive officers notifying them that a blackout period affecting the Cameron International Corporation Retirement Savings Plan and the Individual Account Retirement Plan for Bargaining Unit Employees at the Cameron International Corporation Buffalo, New York Plant (the “401(k) Plans”) that was previously scheduled for August 27, 2010 through the week of September 20, 2010 has been delayed until sometime in 2011 (the “Notice”).  As a result, the directors and executive officers will not be restricted from trading employer securities under Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR during this time frame.

The Notice updated a previous notice provided by the Company to its directors and executive officers notifying them that the 401(k) Plans would be entering a blackout period due to a transition of the trustee and recordkeeping services for the 401(k) Plans.  The Company provided the notice of the blackout period to the directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.   The transition of the trustee and recordkeeping services for the 401(k) Plans has been delayed resulting in the delay of the blackout period.

The dates of the new blackout period to be scheduled in 2011 are not known at this time.  Once the dates in 2011 are determined, an updated notice will be given to the directors and executive officers.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Notice to Directors and Executive Officers of Cameron International Corporation, dated August 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:          August 23, 2010